[GRAPHIC: ACCOLADE FUNDS LOGO]

                                 ACCOLADE FUNDS
                               Bonnel Growth Fund
                                MegaTrends Fund
                       Adrian Day Global Opportunity Fund

                         December ..............., 1996


Bankers Trust Company
16 Wall Street
New York, New York 10005

Gentlemen:

Pursuant to the Custodian Agreement between Bankers Trust Company and Accolade Funds, a Massachusetts business trust, this is notification that one new Sub-Trust has been created, namely the Adrian Day Global Opportunity Fund. This new portfolio will become effective with the Securities and Exchange Commission in the near future.

Accolade Funds will consist of three separate portfolios. Bankers Trust Company currently serves as Custodian for the portfolios.

We hereby request that Bankers Trust Company act as Custodian for the Adrian Day Global Opportunity Fund and that an authorized officer of Bankers Trust Company execute both copies of this letter as agreement to include the new portfolio under the Custodian Agreement - as contemplated in Paragraph 2 and subject to the execution of the appropriate amendments.

Please retain one executed copy for your records and return one copy to the Secretary of the Trust of Accolade Funds. In addition, please prepare and forward an amended Schedule A to the Custodian Agreement for our signature.

ACCOLADE FUNDS



Bobby D. Duncan
Executive Vice President
Chief Operating Officer

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     Bankers Trust Company  hereby agrees to act as Custodian for the Adrian Day
Global Opportunity Fund.

BANKERS TRUST COMPANY



By:                                          Date:
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         Print Name and Title

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                              7900 Callaghan Road
           Mail Address: P.O. Box 781234, San Antonio, TX 78278-1234
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